                                                                    EXHIBIT 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          HOUSEHOLD INTERNATIONAL, INC.

                           (as amended August 1, 2003)

                          HOUSEHOLD INTERNATIONAL, INC.
                      RESTATED CERTIFICATE OF INCORPORATION
                                      INDEX

 DATE                            DESCRIPTION
 ----                            -----------
8/1/03            Amended Certificate of Designations of Series A Cumulative
                  Preferred Stock of Household International, Inc.

3/28/03 Certificate of Merger of Household International, Inc. with and into H2 Acquisition Corporation

3/27/03           Certificate of Amended and Restated Certificate of
                  Incorporation of H2 Acquisition Corporation

3/27/03           Amended and Restated Certificate of Incorporation of H2
                  Acquisition Corporation

3/26/03           Certificate of Designations of Series A Cumulative Preferred
                  Stock of H2 Acquisition Corporation

                                     AMENDED
                         CERTIFICATE OF DESIGNATIONS OF
                       SERIES A CUMULATIVE PREFERRED STOCK
                        OF HOUSEHOLD INTERNATIONAL, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

         Household International Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 151 (g) of the Delaware General Corporation Law, hereby certifies on August 1, 2003 as follows:

         FIRST: The Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance by the Board of Directors (the "Board") of the Corporation of up to 1100 shares of preferred stock (the "Preferred Stock"), par value $0.01 per share, in one or more series, and further authorizes the Board to determine the designations, preferences, rights and qualifications, limitations or restrictions granted to or imposed upon any such series of Preferred Stock;

         SECOND: On March 26, 2003, the Board adopted a resolution authorizing the creation and issuance of a series of said Preferred Stock to be known as "Series A Cumulative Preferred Stock" and the Certificate of Designations for the Series A Cumulative Preferred Stock was filed with the Secretary of State of the State of Delaware on March 27, 2003;

         THIRD: As of May 30, 2003, the Board deemed it advisable to amend the Certificate of Designation of the Series A Cumulative Preferred Stock and adopted a resolution as set forth below, the effectiveness of such resolution to be subject to approval of such amendment by HSBC Holdings plc, the sole owner of all outstanding shares of the Series A Cumulative Preferred Stock and the sole shareholder of the common stock of the Corporation; and

         FOURTH: As of June 26, 2003, HSBC Holdings plc approved the amendment to the Certificate of Designation of the Series A Cumulative Preferred Stock as set forth in the following resolution;

         RESOLVED, that the Board deems it advisable that, subject to approval of HSBC Holdings plc, the sole shareholder of a series of authorized preferred stock (the "Preferred Stock"), par value $0.01 per share of the Corporation, that the Certificate of Designations for such Series shall be amended, and that the designation and amount thereof and the voting powers, preferences and relative, participating. optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the powers, designations, preferences and relative, participating. optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Corporation's Amended and

Restated Certificate of Incorporation that are applicable to the Preferred Stock), are as follows:

         Section 1. Designation and Amount.

         The shares of such series shall be designated as the "Series A Cumulative Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be one thousand one hundred (1,100), which number may be decreased by the Board of Directors (the "Board") of the Corporation without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock.

         Section 2. Dividends and Distributions.

         (a) The holders of shares of Series A Preferred Stock in preference to the holders of shares of the Corporation's common stock (the "Common Stock") par value $0.01 per share, and to any other capital stock of the Corporation ranking junior to Series A Preferred Stock as to payment of dividends, shall be entitled to receive when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at, an annual rate of 6.5% of the Redemption Price (as defined in Section 4(a)) per share, and no more. Dividends payable in respect of the outstanding shares of Series A Preferred Stock shall begin to accrue and be cumulative from the date of original issue of such shares (which date is March 28, 2003, as reflected on the certificates evidencing the same), and shall be payable in annual payments on July 15 {or, if any such day is not a Business Day (as defined in Section 8) the Business Day preceding such day) in each year (each such date being referred to herein as "Annual Dividend Payment Date") for each of the fiscal year ended June 30, commencing in respect of each share of Series A Preferred Stock on July 15, 2004.

         (b) The amount of dividends payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date (a "Regular Record Date") for the determination of holders (the "Registered Holders") of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 75 days nor less than ten days prior to the date fixed for the payment thereof. Any dividend declared by the Board as payable and punctually paid on an Annual Dividend Payment Date will be paid to Registered Holders. All cash payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (c) If any applicable dividend payment or redemption payment is not made on an Annual Dividend Payment Date or the date set for such redemption, respectively, thereafter the Series A Preferred Stock shall accrue additional dividends in respect of all such dividend payments and redemption payments that are past due and unpaid (such amount, the "Arrearage"). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Annual Dividend Payment Date and shall constitute an additional Arrearage from and after any Annual Dividend Payment Date to the extent not paid on such Annual Dividend Payment Date. References in any Section herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series A Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Annual Dividend Payment Date, to the Registered Holders as they appear on the stock record books of the Corporation 'on such record date as may be fixed by the Board of Directors (which record date shall be no more than 75 days nor less than ten days prior to the corresponding payment date).

         (d) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions in respect of such shares of Series A Preferred Stock except as provided for hereby.

         Section 3. Restrictive Covenants: Voting Rights.

         (a) So long as any shares of Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the number of then- outstanding shares of Series A Preferred Stock, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not:

         (i) (A) authorize or create any class or series, or any shares of any class or series, of capital stock of the Corporation having any preference or priority (either as to dividends or upon redemption, liquidation, dissolution, or winding up) over Series A Preferred Stock ("Senior Stock") or (B) issue shares of Senior Stock; provided however, that no such vote shall be required with respect to the authorization or creation by the Corporation of one or more classes and/or series of Senior Stock if the proceeds of the Corporation's issuance of such Senior Stock are sufficient, and are used, to redeem all outstanding shares of Series A Preferred Stock concurrently with the issuance of such Senior Stock;

         (ii) (A) authorize or create any class or series, or any shares of any class or series, of capital stock of the Corporation ranking on a parity (either as to dividends or upon redemption, liquidation, dissolution or winding up) with the Series A Preferred Stock ("Parity Stock") or (B) issue shares of Parity Stock; provided, however, that no such vote shall be required with respect to the authorization, creation or issuance by the Corporation of one or more classes and/or series of Parity Stock if the proceeds of the Corporation's issuance of such Parity Stock are sufficient, and are used to redeem all outstanding shares of Series A Preferred Stock congruently with the issuance of such Parity Stock;

         (iii) reclassify, convert or exchange any shares of any capital stock of the Corporation into shares of Senior Stock or Parity Stock;

         (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; or

         (v) amend alter or repeal the Corporation's Amended and Restated Certificate of Incorporation, as it may be amended from time to time, or the Corporation's By-Laws, as they may be amended from time to time, to alter or change the powers, designations, preferences, rights and qualifications, limitations or restrictions of Series A Preferred Stock or any Senior Stock or Parity Stock so as to affect Series A Preferred Stock in any material adverse respect.

         (b) The holders of the Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock voting together with the holders of Common Stock as a single class, at all meetings of holders of shares of Common Stock (and written actions in lieu of meetings) (i) at which any resolution is proposed to (A) effect the voluntary liquidation, dissolution or winding up of the Corporation. or (B) the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation; or (ii) if the Corporation shall have failed to pay in full all cash dividends due and payable on an Annual Dividend Payment Date (whether or not declared by the Board) including any Arrearage; provided in the case of clause (i) above, the holders of the Series A Preferred Stock will be entitled to vote only on any resolution that is proposed to effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation.

         (c) With respect to all matters to be voted on at meetings of holders of shares of Common Stock (and written actions in lieu of meetings) and not specifically covered by Section 3(b) above, the holders of Series A Preferred Stock shall be entitled to vote with the holders of Common Stock, and shall have such vote so that the holders of Series A Preferred Stock, in the aggregate, hold 15% of the voting power with respect to such matters.

         (d) Except as otherwise expressly provided hereby, or as required by law, the holders of shares of Series A Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

         Section 4. Redemption.

         (a) The Corporation may at its option redeem, in whole or in part, the shares of Series A Preferred Stock on or after March 31, 2008, but only out of funds legally available therefor, by paying therefor in cash $1,000,000 per share (the "Redemption Price") plus an amount equal to all accumulated dividends and any Arrearage thereon, to the date of redemption. If less than all outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall redeem shares pro rata among the holders thereof in accordance with the respective numbers of shares of Series A Preferred Stock held by each of them.

         (b) In order to facilitate the redemption of shares of Series A Preferred Stock pursuant to Section 4(a), the Board may fix a record date for the determination of the holders of shares of Series A Preferred Stock to be redeemed. not more than 60 days or less than 10 days prior to the date fixed for such redemption. Notice of any redemption of shares of Series A Preferred Stock pursuant to Section 4(a) shall specify a date and procedures for such redemption and shall be mailed not less than 10 nor more than 60 days prior to such date fixed for redemption to each holder Registered Holder at such Registered Holder's address as it appears on the transfer books of the Corporation.

         (c) From and after the date of any redemption effected by the Corporation pursuant to Sections 4(a), all dividends on shares of Series A Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as holders of Series A Preferred Stock shall, with respect to shares thereby called for redemption, cease and terminate. Any interest allowed on moneys which shall have been Set Apart for Payment (as defined in Section 8) prior to the date of redemption for the payment of the Redemption Price (or any accumulated dividends and any Arrearage thereon) shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Series A Preferred Stock at the end of two years after the redemption date shall to the fullest extent permitted by law become the property of, and be paid by such bank or trust company to, the Corporation.

         Section 5. Reacquired Shares.

         Any shares of Series A Preferred Stock redeemed purchased or otherwise acquired by the Corporation or any Subsidiary (as defined in Section 8) of the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation and may be reissued as part of another class or series of Preferred Stock, subject to the conditions or restrictions on authorizing or creating any class or series. or any shares of any class or series, set forth in Section 3(a).

         Section 6. Liquidation, Dissolution or Winding Up.

         (a) If the Corporation shall liquidate, dissolve or wind up, whether pursuant to federal bankruptcy laws, state laws or otherwise, no distribution shall be made (i) to the holders of shares of search for term Common Stock, unless prior thereto the holders of shares of Series A Preferred Stock shall have received $1,000,000 per share plus an amount equal to all accumulated dividends and any Arrearage thereon to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on Series A Preferred Stock and all such Parity Stock in proportion to the total amounts which the holders of, all such shares are entitled upon such liquidation, dissolution or Winding up of the Corporation.

         (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined in Section 8) or Persons, nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         Section 7. Rank.

         Series A Preferred Stock will rank, with respect to dividends and upon distribution of assets in liquidation, dissolution or winding up, prior to the Common Stock.

         Section 8. Definitions.

         As used herein, the following terms shall have the meanings indicated.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Person" means any individual, partnership, corporation, limited liability company, unincorporated organization trust or joint venture. or a governmental agency or political subdivision thereof.

         "Set Apart for Payment" means, when used with respect to funds of the Corporation to be used to effect any redemption of shares of Series A Preferred Stock, that funds of the Corporation sufficient to satisfy such payment of redemption shall have been irrevocably deposited with a bank or trust company doing business in the Borough of Manhattan in the City of New York and having a capital and surplus of at least $50 million in trust for the exclusive benefit of the holders of the shares of Series A Preferred Stock to be redeemed and that such funds will be payable from and after the date of redemption to holders of Series A Preferred Stock who surrender their certificates representing such stock in accordance with the notice of redemption provided pursuant to Section 4(b).

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock (as defined below) is at the time owned or controlled directly or indirectly by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership
(A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof)

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf and affirmed, under penalties of perjury on the date first written above by a duly authorized officer of the Corporation.

                               HOUSEHOLD INTERNATIONAL, INC

                               By: /s/ Patrick D. Schwartz
                                   -----------------------------------
                                   Patrick D. Schwartz
                                   Vice President and General Counsel-Treasury & Corporate Law and Assistant Secretary

Attest: /s/ Michael J. Forde
        ------------------------------------
        Michael J. Forde
        Assistant Secretary

                              CERTIFICATE OF MERGER
                                       of
                          HOUSEHOLD INTERNATIONAL, INC.
                                  with and into
                           H2 ACQUISITION CORPORATION

                     Pursuant to Section 251 of the General
                    Corporation Law of the State of Delaware

         H2 Acquisition Corporation, a Delaware corporation ("H2"), does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

         NAME                                        STATE OF INCORPORATION
         ----                                        ----------------------
Household International, Inc.                               Delaware
H2 Acquisition Corporation                                  Delaware

         SECOND: That an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 14, 2002, by and among HSBC Holdings plc, Household International, Inc. ("Household") and H2 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

         THIRD: The name of the surviving corporation of the merger is "H2 Acquisition Corporation" (the "Surviving Corporation"), which will change its name to "Household International, Inc." as provided in Article FOURTH hereof.

         FOURTH: Article I of the Amended and Restated Certificate of Incorporation of H2 is hereby amended to read in its entirety as follows;

                  "The name of the corporation is Household International, Inc. (hereinafter referred to as the "Corporation")."

         Except for such amendment, the Restated Certificate of Incorporation of the Surviving Corporation shall be the Amended and Restated Certificate of Incorporation of H2.

         FIFTH: That the executed Merger Agreement is on file at the office of the Surviving Corporation, the address of which is 2700 Sanders Road, Prospect Heights, Illinois 60070.

         SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: This Certificate of Merger shall become effective at 5:02 p.m., Eastern Standard Time, on March 28, 2003.

         IN WITNESS WHEREOF, the undersigned duly executed this Certificate of Merger as of the 28th day of March 2003.

                                    H2 ACQUISITION CORPORATION

                                    By: /s/ Paul L. Lee
                                        ---------------------------------------
                                        Paul L. Lee
                                        Vice President, Secretary and Treasurer

                                 CERTIFICATE OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           H2 ACQUISITION CORPORATION

         Paul L. Lee, being the Vice-President, Secretary and Treasurer of H2 Acquisition Corporation, a Delaware corporation (the "Corporation") does hereby certify as follows:

         1. That the Corporation filed its original Certificate of Incorporation (the "Original Certificate") with the Delaware Secretary of State of the State on November 13, 2002, and an Amended and Restated Certificate of Incorporation (the "First Amendment") with the Delaware Secretary of State of the State on March 24, 2003 (the Original Certificate, as amended by the First Amendment, being hereinafter referred to as the "Certificate").

         2. That the Board of Directors of the Corporation, pursuant to Sections 141, 242 and 245 of the Delaware General Corporation Law (the "DGCL") adopted resolutions authorizing the Corporation to amend and restate the Certificate and adopt the Amended and Restated Certificate of Incorporation (the "Restated Certificate") attached hereto as Exhibit A.

         3. That the sole holder of the Corporation's issued and outstanding capital stock approved and adopted the Restated Certificate in accordance with Sections 228, 242 and 245 of the DGCL.

         IN WITNESS WHEREOF, the undersigned, being the Vice-President, Secretary and Treasurer herein above named, for the purpose of the amending and restating the Certificate and adopting the Restated Certificate pursuant to the DGCL, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this certificate this 27th day of March 2003.

                                     By: /s/ Paul L. Lee
                                         ---------------------------------------
                                         Paul L. Lee
                                         Vice President, Secretary and Treasurer

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           H2 ACQUISITION CORPORATION

                                 MARCH 27, 2003

                                    ARTICLE I

                  The name of the corporation is H2 Acquisition Corporation (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                  The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                  (1) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1200 shares, of which 100 shares, par value $0.01, shall be of a class designated "common stock", and 1100 shares, par value $0.01 per share, shall be of a class designated "preferred stock".

                  (2) The common stock of the Corporation shall be subject to the express terms of the preferred stock and any series thereof. Each share of common stock shall have the right to cast on vote for each share for the election of directors and on all other matters upon which stockholders are entitled to vote.

                  (3) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provided for the issuance from time to time in one or more series of any number of shares of preferred stock, and, by filing a certificate pursuant to the Delaware General Corporation Law (the "Preferred Stock Designation"), to establish the number of shares to be included in each series, and to fix the designations, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (i) the designation of the series, which may be by distinguishing number, letter or title;

                  (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof them outstanding);

                  (iii) the voting rights, if any, of the holders of shares of the series;

                  (iv) shall be cumulative or noncumulative and the dividend rate of the series, and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends;

                  (v)      dates at which dividends, if any, shall be payable;

                  (vi) the redemption rights and price or prices, if any, for shares of the series;

                  (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the affairs of the Corporation;

                  (viii) the terms and amount of any purchase, retirement or sinking fund provided for the purchase or redemption of shares of the series;

                  (ix) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                  (x) whether the issuance of additional shares of preferred stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series;

                  (xi) the right of the shares of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                  (xii) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

                           The holders of preferred stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

                                    ARTICLE V

                           The name and address of the incorporator is as follows:

                           Brandon W. Gardner
                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006

                                   ARTICLE VI

                           Names of the persons constituting the initial Board of Directors of the Corporation are as follows:

                           Youseef A. Nasr
                           452 Fifth Ave., 10th Floor
                           New York, NY 10018

                           Paul L. Lee
                           452 Fifth Ave., 7t Floor
                           New York, NY 10018

                                   ARTICLE VII

                           The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                  (2) The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be served for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or of any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                                  ARTICLE VIII

                  The Corporation shall, to the full extend permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                                   ARTICLE IX

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the

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

         Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 271 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                    ARTICLE X

                  The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                                   ARTICLE XI

                  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

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

                         CERTIFICATE OF DESIGNATIONS OF
                       SERIES A CUMULATIVE PREFERRED STOCK
                          OF H2 ACQUISITION CORPORATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

         H2 Acquisition Corporation a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 151 (g) of the Delaware General Corporation Law, hereby certifies on March 26, 2003 as follows:

         FIRST: The Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance by the Board of Directors (the "Board") of the Corporation of up to 1100 shares of preferred stock (the "Preferred Stock"), par value $0.01 per share, in one or more series, and further authorizes the Board to determine the designations, preferences, rights and qualifications, limitations or restrictions granted to or imposed upon any such series of Preferred Stock.

         SECOND: On March 26, 2003, the Board adopted the following resolution authorizing the creation and issuance of a series of said Preferred Stock to be known as "Series A Cumulative Preferred Stock":

         RESOLVED, that pursuant to the authority vested in the Board in accordance with thc provisions of its Amended and Restated Certificate of Incorporation, a series of the class of authorized preferred stock (the "Preferred Stock"), par value $0.01 per share, of the Corporation be, and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating. optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the powers, designations, preferences and relative, participating. optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Corporation's Amended and Restated Certificate of Incorporation that are applicable to the Preferred Stock), are as follows:

         Section 1. Designation and Amount.

         The shares of such series shall be designated as the "Series A Cumulative Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be one thousand one hundred (1,100), which number may be decreased by the Board of Directors (the "Board") of the Corporation without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock.

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

         Section 2. Dividends and Distributions.

         (a) The holders of shares of Series A Preferred Stock in preference to the holders of shares of the Corporation's common stock (the "Common Stock") par value $0.01 per share, and to any other capital stock of the Corporation ranking junior to Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at, an annual rate of 6.5% of the Redemption Price (as defined in Section 4(a)) per share, and no more. Dividends payable in respect of the outstanding shares of Series A Preferred Stock shall begin to accrue and be cumulative from the respective dates of original issue of such shares (which dates shall be reflected on the certificates evidencing the same), and shall be payable in quarterly payments on January 15, April 15, July 15 and October 15 {or, if any such day is not a Business Day (as defined in Section 8) the Business Day preceding such day) in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") for each of the fiscal quarters ended March 31, June 30, September 30 and December 31, respectively, commencing in respect of each share of Series A Preferred Stock on July 15, 2003.

         (b) The amount of dividends payable shall be determined on the basis of twelve 30-day months and a 36O-day year. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date (a "Regular Record Date") for the determination of holders (the "Registered Holders") of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days nor less than ten days prior to the date fixed for the payment thereof. Any dividend declared by the Board as payable and punctually paid on a Quarterly Dividend Payment Date will be paid to Registered Holders. All cash payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (c) If any applicable dividend payment or redemption payment is not made on a Quarterly Dividend Payment Date or the date set for such redemption, respectively, thereafter the Series A Preferred Stock shall accrue additional dividends in respect of all such dividend payments and redemption payments that are past due and unpaid (such amount, the "Arrearage"). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Quarterly Dividend Payment Date and shall constitute an additional Arrearage from and after any Quarterly Dividend Payment Date to the extent not paid on such Quarterly Dividend Payment Date. References in any Section herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series A Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Quarterly Dividend Payment Date, to the Registered Holders as they appear on the stock record books of the Corporation 'on such record date as may

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

be fixed by the Board of Directors (which record date shall be no more than 60 days nor less than ten days prior to the corresponding payment date).

         (d) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions in respect of such shares of Series A Preferred Stock except as provided for hereby.

         Section 3. Restrictive Covenants: Voting Rights.

         (a) So long as any shares of Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of a majority of the number of then- outstanding shares of Series A Preferred Stock, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not:

         (i) (A) authorize or create any class or series, or any shares of any class or series, of capital stock of the Corporation having any preference or priority (either as to dividends or upon redemption, liquidation, dissolution, or winding up) over Series A Preferred Stock ("Senior Stock") or (B) issues shares of Senior Stock; provided however, that no such vote shall be required with respect to the authorization or creation by the Corporation of one or more classes and/or series of Senior Stock if the proceeds of the Corporation's issuance of such Senior Stock are sufficient, and are used, to redeem all outstanding shares of Series A Preferred Stock concurrently with the issuance of such Senior Stock;

         (ii) (A) authorize or create any class or series, or any shares of any class or series, of capital stock of the Corporation ranking on a parity (either as to dividends or upon redemption, liquidation, dissolution or winding up) with the Series A Preferred Stock ("Parity Stock") or (B) issue shares of Parity Stock; provided, however, that no such vote shall be required with respect to the authorization, creation or issuance by the Corporation of one or more classes and/or series of Parity Stock if the proceeds of the Corporation's issuance of such Parity Stock are sufficient, and are used to redeem all outstanding shares of Series A Preferred Stock congruently with the issuance of such Parity Stock;

         (iii) reclassify, convert or exchange any shares of any capital stock of the Corporation into shares of Senior Stock or Parity Stock;

         (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock; or

         (v) amend alter or repeal the Corporation's Amended and Restated Certificate of Incorporation, as it may be amended from time to time, or the Corporation's By-Laws, as they may be amended from time to time, to alter or change the powers, designations, preferences, rights and qualifications, limitations or restrictions of Series A Preferred Stock or any Senior Stock or Parity Stock so as to affect Series A Preferred Stock in any material adverse respect.

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

         (b) The holders of the Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock voting together with the holders of Common Stock as a single class, at all meetings of holders of shares of Common Stock (and written actions in lieu of meetings) (i) at which any resolution is proposed to (A) effect the voluntary liquidation, dissolution or winding up of the Corporation. or (B) the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation; or (ii) if the Corporation shall have failed to pay in full all cash dividends due and payable on a Quarterly Dividend Payment Date (whether or not declared by the Board) including any Arrearage; provided in the case of clause (i) above, the holders of the Series A Preferred Stock will be entitled to vote only on any resolution that is proposed to effect the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation.

         (c) With respect to all matters to be voted on at meetings of holders of shares of Common Stock (and written actions in lieu of meetings) and not specifically covered by Section 3(b) above, the holders of Series A Preferred Stock shall be entitled to vote with the holders of Common Stock, and shall have such vote so that the holders of Series A Preferred Stock, in the aggregate, hold 15% of the voting power with respect to such matters.

         (d) Except as otherwise expressly provided hereby, or as required by law, the holders of shares of Series A Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

         Section 4. Redemption.

         (a) The Corporation may at its option redeem, in whole or in part, the shares of Series A Preferred Stock on or after March 31, 2008, but only out of funds legally available therefor, by paying therefor in cash $1,000,000 per share (the "Redemption Price") plus an amount equal to all accumulated dividends and any Arrearage thereon, to the date of redemption. If less than all outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall redeem shares pro rata among the holders thereof in accordance with the respective numbers of shares of Series A Preferred Stock held by each of them.

         (b) In order to facilitate the redemption of shares of Series A Preferred Stock pursuant to Section 4(a), the Board may fix a record date for the determination of the holders of shares of Series A Preferred Stock to be redeemed. not more than 60 days or less than 10 days prior to the date fixed for such redemption. Notice of any redemption of shares of Series A Preferred Stock pursuant to Section 4(a) shall specify a date and procedures for such redemption and shall be mailed not less than 10 nor more than 60 days prior to such date fixed for redemption to each holder Registered Holder at such Registered Holder's address as it appears on the transfer books of the Corporation.

         (c) From and after the date of any redemption effected by the Corporation pursuant to Sections 4(a), all dividends on shares of Series A Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as holders of Series A Preferred Stock

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

shall, with respect to shares thereby called for redemption, cease and terminate- Any interest allowed on moneys which shall have been Set Apart for Payment (as defined in Section 8) prior to the date of redemption for the payment of the Redemption Price (or any accumulated dividends and any Arrearage thereon) shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Series A Preferred Stock at the end of two years after the redemption date shall to the fullest extent permitted by law become the property of, and be paid by such bank or trust company to, the Corporation.

         Section 5. Reacquired Shares.

         Any shares of Series A Preferred Stock redeemed purchased or otherwise acquired by the Corporation or any Subsidiary (as defined in Section 8) of the Corporation in any. manner whatsoever shall become authorized but unissued shares of Preferred Stock, par value $0.0 I per share, of the Corporation and may be reissued as part of another class or series of Preferred Stock, subject to the conditions or restrictions on authorizing or creating any class or series. or any shares of any class or series, set forth in Section 3(a).

         Section 6. Liquidation, Dissolution or Winding Up.

         (a) If the Corporation sha1lliquidate, dissolve or wind up, whether pursuant to federal bankruptcy laws, state laws or otherwise, no distribution shall be made (i) to the holders of shares of Junior Stock or Common Stock, unless prior thereto the holders of shares of Series A Preferred Stock shall have received $1.000,000 per share plus an amount equal to all accumulated dividends and any Arrearage thereon to the date of such payment or (ii) to the holders of shares of Parity Stock. except distributions made ratably on Series A Preferred Stock and all such Parity Stock in proportion to the total amounts which the holders of, all such shares are entitled upon such liquidation, dissolution or Winding up of the Corporation.

         (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined in Section 8) or Persons, nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person Or Persons other than the holders of Junior Stock shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         Section 7. Rank.

         Series A Preferred Stock will rank, with respect to dividends and upon distribution of assets in liquidation, dissolution or winding up, prior to the Common Stock.

         Section 8. Definitions.

         As used herein, the following terms shall have the meanings indicated.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Person" means any individual, partnership, corporation, limited liability company, unincorporated organization trust or joint venture, or a governmental agency or political subdivision thereof.

         "Set Apart for Payment" means, when used with respect to funds of the Corporation to be used to effect any redemption of shares of Series A Preferred Stock, that funds of the Corporation sufficient to satisfy such payment of redemption shall have been irrevocably deposited with a bank or trust company doing business in the Borough of Manhattan in the City of New York and having a capital and surplus of at least $50 million in trust for the exclusive benefit of the holders of the shares of Series A Preferred Stock to be redeemed and that such funds will be payable from and after the date of redemption to holders of Series A Preferred Stock who surrender their certificates representing such stock in accordance with the notice of redemption provided pursuant to Section 4(b).

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 500/0 of the total voting power of shares of Voting Stock (as defined below) is at the time owned or controlled directly or indirectly by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership
(A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf and affirmed, under penalties of perjury on the date first written above by a duly authorized officer of the Corporation.

                                     H2 ACQUISITION CORPORATION

                                     By: /s/ Paul L. Lee
                                         ---------------------------------------
                                         Paul L. Lee
                                         Vice President, Secretary and Treasurer

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